Exhibit 99.1

Butterfly Network Reports First Quarter 2025 Financial Results
Delivered on Quarterly Revenue and EBITDA Guidance

•Reiterate full year Revenue and Adjusted EBITDA guidance
•Quarterly Revenue of $21.2 million in Q1, representing 20% YoY growth
•Reduced Q1 Net Loss by 36% and Net Cash Used in Operations by 43%
•Raised $81.7 million of net proceeds through a public offering closed on January 31, 2025
•Initiated clinical phase of Butterfly HomeCare congestive heart failure pilot program
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the first quarter ended March 31, 2025, and provided a business update.
Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “2025 is off to a great start. The Butterfly team hit the mark again, delivering right on target with a 20% growth quarter. We’re very proud of how the Company continues to mature. As we move through the second year of our five-year strategic plan, we are beginning to see the benefits of our multi-pronged growth strategy take shape – furthering our resilience and enabling us to deliver consistent and meaningful results.”
DeVivo continued, “Our results highlight the strength of our opportunities in medical education and enterprise adoption, while marking continued progress across our strategic initiatives, Octiv™ and Butterfly HomeCare. With multiple avenues for growth and a team built to execute, we’re well-positioned to deliver on the guidance we committed, while continuing to advance innovation and uphold our technology leadership.”
Recent Operational and Strategic Highlights:
•Continued Medical Education Momentum: Additional schools committed to student device programs, including one of the United States’ largest Colleges of Osteopathic Medicine ordering one probe per student and committing to this model going forward.
•Butterfly Garden Growth: Two new AI development partners joined this quarter, bringing the portfolio to 23. In April, an existing partner, DESKi, became the second in the portfolio to receive FDA clearance to commercialize its HeartFocus AI-powered cardiac app for clinical use.
•Butterfly HomeCare Progress: The ongoing pilot program ramped up clinical execution, scanning patients with congestive heart failure and those recently discharged. While early, results continue to show no rehospitalizations – a valuable outcome given AHA reports 1 in 4 heart failure patients are historically readmitted within 30 days and nearly 50% within 6 months.
•Mainstream Medical Adoption: Announced Butterfly iQ3 was organically featured in Episodes 12 and 13 of the popular HBO Max medical drama The Pitt, highlighting its growing role in real-life patient care.
•Successful Capital Raise: Public offering closed on January 31, 2025 with $81.7 million of net proceeds, including the shoe. This funding further strengthens Butterfly’s balance sheet and ability to drive innovation to expand access to advanced imaging technology.
Three Months Ended March 31, 2025 Financial Results
Revenue: Total revenue was $21.2 million, up 20% from $17.7 million in the first quarter of 2024. U.S. revenue was $16.6 million, up 24% from prior year, driven by higher sales volume to domestic health systems, the impact of the iQ3 probe’s higher selling price after its launch in 2024, and the delivery of semiconductor chips to one of our newly onboarded partners. International revenue increased 9% year-over-year to $4.6 million, driven by the higher selling price of the iQ3 probe, which launched in new international geographies throughout 2024.
Gross profit: Gross profit was $13.4 million versus $10.3 million in the prior year period. Gross margin increased to 63.0% from 58.2% in the prior year period. This increase was primarily due to the higher average selling prices and higher software margins due to a reduction in software amortization and lower hosting costs.
Operating expenses: Operating expenses were $31.8 million, down 3% from $32.9 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $24.9 million, compared to $26.0 million in the prior year period, representing a decrease of 4%, this was due to lower personnel costs as a result of a prior year business initiative to optimize non-specialized technical functions as well as non-payroll spending rationalization across all areas.
Net loss: Net loss was $14.0 million, compared to $21.8 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $9.1 million, compared to $13.2 million in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.04), compared to $(0.07) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $155.2 million as of March 31, 2025.
Guidance
Reiterate Revenue guidance and Adjusted EBITDA guidance for the Fiscal Year 2025:
•Revenue of $96 million to $100 million or approximately 20% growth
•Adjusted EBITDA loss of $37 million - $42 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross margin to adjusted gross margin and of net loss to adjusted EBITDA and adjusted EPS for the three months ended March 31, 2025, and 2024 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Conference Call
A conference call and webcast to discuss first quarter 2025 financial performance and operational progress is scheduled for 8:00 am ET on May 2, 2025. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at ir.butterflynetwork.com/events-and-presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
US domestic callers: +1 833-470-1428
International (Toll): +1 404-975-4839
Global Dial-In Numbers: https://www.netroadshow.com/events/global-numbers?confId=71022
Access Code: 185443

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until May 15, 2025, by dialing:

United States (Local): +1 929 458 6194
United States (Toll-Free): +1 866 813 9403
Access Code: 586293

About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit, adjusted gross margin to gross margin, and adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.
Contacts:
Investors
Heather Getz
Chief Financial and Operations Officer, Butterfly
investors@butterflynetwork.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2025	2024
Revenue:
Product	$14,164	$11,291
Software and other services	7,061	6,365
Total revenue	21,225	17,656
Cost of revenue:
Product	5,824	5,096
Software and other services	2,021	2,284
Total cost of revenue	7,845	7,380
Gross profit	13,380	10,276
Operating expenses:
Research and development	9,924	10,720
Sales and marketing	11,620	10,378
General and administrative	9,600	10,442
Other	704	1,357
Total operating expenses	31,848	32,897
Loss from operations	(18,468)	(22,621)
Interest income	1,651	1,511
Interest expense	(347)	(300)
Change in fair value of warrant liabilities	826	(207)
Other income (expense), net	2,378	(141)
Loss before provision for income taxes	(13,960)	(21,758)
Provision for income taxes	7	3
Net loss and comprehensive loss	$(13,967)	$(21,761)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.06)	$(0.10)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	234,923,536	208,873,449

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$155,212	$88,775
Accounts receivable, net of allowance for doubtful accounts of $2,716 and $2,583 at March 31, 2025 and December 31, 2024, respectively	19,881	20,793
Inventories	69,314	70,789
Current portion of vendor advances	5,670	5,547
Prepaid expenses and other current assets	7,306	6,709
Total current assets	257,383	192,613
Property and equipment, net	17,981	19,518
Intangible assets, net	8,566	8,916
Non-current portion of vendor advances	14,890	15,042
Operating lease assets	13,852	14,233
Other non-current assets	5,740	5,760
Total assets	$318,412	$256,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,277	$4,250
Deferred revenue, current	15,385	16,139
Accrued purchase commitments, current	131	131
Warrant liabilities, current	1,859	—
Accrued expenses and other current liabilities	22,824	27,695
Total current liabilities	42,476	48,215
Deferred revenue, non-current	7,599	7,315
Warrant liabilities, non-current	—	2,685
Operating lease liabilities	19,757	20,398
Other non-current liabilities	8,884	8,637
Total liabilities	78,716	87,250
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at March 31, 2025 and December 31, 2024; 220,818,648 and 188,626,154 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	22	19
Class B common stock $.0001 par value; 27,000,000 shares authorized at March 31, 2025 and December 31, 2024; 26,426,937 shares issued and outstanding at March 31, 2025 and December 31, 2024	3	3
Additional paid-in capital	1,055,768	970,940
Accumulated deficit	(816,097)	(802,130)
Total stockholders’ equity	239,696	168,832
Total liabilities and stockholders’ equity	$318,412	$256,082

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(13,967)	$(21,761)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	2,360	2,584
Non-cash interest expense	346	299
Write-down of inventories	52	(81)
Stock-based compensation expense	6,284	5,524
Change in fair value of warrant liabilities	(826)	207
Other	56	244
Changes in operating assets and liabilities:
Accounts receivable	857	(751)
Inventories	1,423	(1,391)
Prepaid expenses and other assets	(570)	(376)
Vendor advances	29	(1,057)
Accounts payable	(1,970)	703
Deferred revenue	(470)	(1,338)
Change in operating lease assets and liabilities	(201)	(163)
Accrued expenses and other liabilities	(5,080)	(3,310)
Net cash used in operating activities	(11,677)	(20,667)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(353)	(1,138)
Net cash used in investing activities	(353)	(1,138)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	133	—
Net proceeds from share offering	81,109	—
Payments to tax authorities for restricted stock units withheld	(2,775)	—
Net cash provided by financing activities	78,467	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	66,437	(21,805)
Cash, cash equivalents, and restricted cash, beginning of period	92,790	138,650
Cash, cash equivalents, and restricted cash, end of period	$159,227	$116,845

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$21,225	$17,656
Cost of revenue	7,845	7,380
Gross profit	$13,380	$10,276

Gross margin	63.0%	58.2%

Add:
Write-downs and write-offs of inventories	52	—
Adjusted gross profit	$13,432	$10,276

Adjusted gross margin	63.3%	58.2%

Depreciation and amortization	$1,402	$1,585
% of revenue	6.6%	9.0%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended March 31,
		2025	2024
Net loss	Net loss	$(13,967)	$(21,761)
Stock-based compensation	R&D, S&M, and G&A	6,284	5,524
Write-downs and write-offs of inventories	Cost of revenue	52	—
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(826)	207
Other	Other	704	1,357
Other expense (income), net	Other income (expense), net	(2,378)	141
Adjusted net loss		(10,131)	(14,532)
Interest income	Interest income	(1,651)	(1,511)
Interest expense	Interest expense	347	300
Provision for income taxes	Provision for income taxes	7	3
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,360	2,584
Adjusted EBITDA		$(9,068)	$(13,156)

Adjusted EPS		$(0.04)	$(0.07)
Weighted average shares used to compute adjusted EPS		234,923,536	208,873,449